UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                   May 5, 1997
                        ---------------------------------
                        (Date of earliest event reported)


                             The York Water Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Pennsylvania                     0-690                   23-1242500
  ----------------------------        ------------              -------------
  (State or other jurisdiction        (Commission               (IRS Employer
        of incorporation)             File Number)                  ID No.)


                  130 East Market Street
                      P.O. Box 15089
                    York, Pennsylvania                      17405-7089
          ----------------------------------------          ----------
          (Address of principal executive offices)          (Zip Code)


                                 (717) 845-3601
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


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Item 5. OTHER EVENTS.

        On May 5, 1997, at the Annual Meeting of Shareholders of The York Water Company (the "Company"), the shareholders approved amendments to the Company's Amended and Restated Articles of Incorporation recommended by the Company's Board of Directors to: (1) increase the authorized capital stock of the Company from 1,200,000 shares of Common Stock, par value $10.00 per share, to 6,500,000 shares, divided into 6,000,000 shares of Common Stock, without par value, and 500,000 shares of Series Preferred Stock, without par value; (ii) eliminate the concept of par value of the capital stock; and (iii) delete certain provisions relating to dividends and shares in distribution on Common Stock in order to allow for the possible future issuance of Series Preferred Stock. On the same date, the Board of Directors approved a four-for-one stock split, which became effective on June 10, 1997. After the approval of the amendments, the Description of the Company's Capital Stock is as follows:

                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

        The authorized capital stock of the Company consists of 6,500,000 shares, divided into 6,000,000 shares of Common Stock, without par value ("Common Stock"), and 500,000 shares of Series Preferred Stock, without par value ("Preferred Stock"). As of June 1, 1997, there were 2,908,831 shares of Common Stock outstanding (as adjusted for the four-for-one stock split) held by 1,276 shareholders of record, and there were no shares of Preferred Stock outstanding.

Common Stock

        Authorized but unissued shares of Common Stock may be issued at any time and from time to time by the Board of Directors of the Company. Each share of Common Stock entitles the holder to one vote, except in the election of directors, where each holder has cumulative voting rights. Cumulative voting rights allow a shareholder to cast as many votes in an election of Directors as shall equal the number of such shareholder's shares multiplied by the number of Directors to be elected, and such shareholder may cast all such votes for a single Director nominee or distribute votes among two or more nominees in such proportion as such shareholder sees fit. The Board of Directors of the Company consists of a total of nine directors, with three separate classes of directors and with each such class elected every three years to a staggered three-year term of office. As a result of this classification, a greater number of votes is required to elect a director than if the entire Board of Directors were elected at the same time, thus making it more difficult for shareholders, even with cumulative voting rights, to obtain board representation in proportion to their shareholdings.

        All shares of Common Stock are entitled to participate pro rata in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Subject to the prior rights of creditors and of any shares of Preferred Stock which may be outstanding, all shares of Common Stock are entitled in the event of liquidation to participate ratably in the distribution of all the remaining assets of the Company.

        Certain of the Company's trust indentures and agreements relating to its outstanding indebtedness impose restrictions upon the payment of Common Stock dividends. In general, these restrictive provisions prohibit the payment of Common Stock dividends when cumulative dividend payments, over a specified period of time, exceed cumulative net income, over the same period, plus, in certain cases, a specified base amount. In view of the Company's historic net income, management believes that these contractual provisions should not have any direct, adverse impact on the Company's Common Stock dividend. Notwithstanding these contractual provisions, the Board of Directors of the Company periodically considers a variety of factors in evaluating the Company's Common Stock dividend rate. The continued maintenance of the current Common Stock dividend rate will be dependent upon (i) the Company's success in financing future capital expenditure requirements through debt and equity issuances, (ii) the Company's success in obtaining future rate increases from the Pennsylvania Public Utility Commission (the "PPUC"), (iii) future interest rates, and (iv) other events or circumstances which could have an effect on operating results.

        All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. There are no preemptive rights applicable to any shares of Common Stock.


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        The Company is subject to the Pennsylvania Business Corporation Law of
1988, as amended (the "BCL"), which contains several provisions which may deter, or make more difficult, attempts to acquire control of the Company. The general effect of these provisions, which may in certain circumstances be waived by the shareholders or the Board of Directors of the Company, are described in summary fashion below.

        Subchapter 25E of the BCL provides generally that, if the Company were involved in a "control transaction," shareholders of the Company would have the right to demand payment of the fair value of the shares from a "controlling person or group." For purposes of Subchapter 25E, a "controlling person or group" is generally a person or group of persons acting in concert that, through voting shares, has voting power over at least 20% of the votes which shareholders of the Company would be entitled to cast in the election of directors. A control transaction arises, in general, when a person or group acquires the status of a controlling person or group. Upon the occurrence of a control transaction, the controlling person or group must give prompt notice to each shareholder of record of the Company and to the Court of Common Pleas in York County, Pennsylvania. Shareholders, other than the controlling person or group, would thereupon be entitled to demand that the controlling person or group pay them the "fair value" of their shares. The fair value for this purpose may not be less than the highest price paid per share by the controlling person or group at any time during the 90 day period ending on and including the date on which the controlling person or group became such, plus an increment representing any value which may not be reflected in such price including, without limitation, value payable for the acquisition of control.

        In general, Subchapter 25F of the BCL delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the Company. The term "business combination" is defined broadly to include various merger, consolidation, division, exchange or sale transactions, including transactions utilizing the Company's assets for purchase price amortization or refinancing purposes. An "interested shareholder," in general, would be a beneficial owner of at least 20% of the Company's voting shares.

        In general, Subchapter 25G of the BCL suspends the voting rights of the "control shares" of a shareholder that acquires for the first time 20% or more, 33-1/3% or more, or 50% or more of the Company's shares entitled to be voted in an election of directors. "Control shares" are defined generally to include shares acquired which result in ownership in excess of any of the specified percentages, plus shares acquired (i) within 180 days of such acquisitions or
(ii) with the intention of effecting such acquisitions. The voting rights of the control shares generally remain suspended until such time as the "disinterested" shareholders of the Company vote to restore the voting power of the acquiring shareholder. Failure to obtain such approval exposes the owner to the risk of forced sale of the shares to the Company.

        Subchapter 25H of the BCL provides in certain circumstances for the recovery by the Company of profits made upon the sale of Common Stock by a "controlling person or group" if the sale occurs within 18 months after the controlling person or group became such and the Common Stock was acquired during such 18 month period or within 24 months prior thereto. For purposes of Subchapter 25H, a "controlling person or group," in general, is a person or group that (i) has acquired, (ii) offered to acquire, or (iii) publicly disclosed or caused to be disclosed an intention to acquire voting power over shares that would entitle such person or group to cast at least 20% of the votes that shareholders of the Company would be entitled to cast in the election of directors.

        Subchapters 25E-25H contain a wide variety of transactional and status exemptions, exclusions and safe harbors. The foregoing description of Subchapters 25E-25H of the BCL does not purport to be a complete or a definitive explanation of the BCL's application to transactions in the Company's securities or related circumstances that may arise in the future.

        Corporations and persons owning or holding directly or indirectly five percent or more of the Common Stock are "affiliated interests" of the Company under the Pennsylvania Public Utility Code. PPUC approval is required for contracts or arrangements providing for the furnishing of management, supervisory, construction, engineering, accounting, legal, financial or similar services and contracts or arrangements for the purchase, sale, lease or exchange of any property, right or thing or for the furnishing of any service, property, right or thing other than those above


                                      - 3 -

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enumerated, made or entered into between the Company and any affiliated interest. In addition, it is the position of the PPUC to require PPUC approval before any person or group acting in concert can lawfully acquire in any transaction or series of transactions 20% or more of the voting interests in any public utility subject to the Pennsylvania Public Utility Code.

Preferred Stock

        The Company also has authorized 500,000 shares of Preferred Stock which the Board of Directors has discretion to issue in such series and with such preferences and rights as it may designate. Such preferences and rights may be superior to those of the holders of Common Stock. For example, the holders of Preferred Stock may be given a preference in payment upon liquidation of the Company, or for the payment or accumulation of dividends before any distributions are made to the holders of Common Stock. No shares of the Preferred Stock have been issued. The issuance of shares of Preferred Stock, while potentially providing desirable flexibility in connection with raising capital for the Company's needs and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present intention to issue shares of Preferred Stock.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits:

            3.1 Amended and Restated Certificate of Incorporation.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      THE YORK WATER COMPANY



                                      By: /s/ William T. Morris
                                          -------------------------------------
                                          William T. Morris
                                          President and Chief Executive Officer


Dated: June 10, 1997


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                                  EXHIBIT INDEX


Exhibit

        3.1 Amended and Restated Certificate of Incorporation


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